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                                                             Exhibit 99.B5(b)



                    NOTIFICATION OF ADDITIONAL PORTFOLIO



     Kemper Target Equity Fund, a Massachusetts business trust (the "Fund"), pursuant to Paragraph 2 of the Investment Management Agreement [Kemper Retirement Fund Series] ("Management Agreement") dated January 4, 1996 between the Fund and Kemper Financial Services, Inc. (currently named Zurich Kemper Investments, Inc.) (the "Adviser") hereby notifies the Adviser that it desires to retain the Adviser to render investment advisory and management services under the Management Agreement for the series of the Fund known as Kemper Retirement Fund Series VII ("Series VII").

     Dated:  May 1, 1997

                                              KEMPER TARGET EQUITY FUND


                                              By:
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                                              Title:
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     Attest:
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     Title:
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          Adviser, pursuant to said Paragraph 2 of the Management
     Agreement, hereby notifies the Fund that it is willing to render the aforesaid services for Series VII and acknowledges that such Series VII shall hereby become a "Portfolio" under the Management Agreement.

                                              ZURICH KEMPER INVESTMENTS, INC.

                                              By:
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                                              Title:
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     Attest:
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     Title:
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